Exhibit 23.1
Consent of GrantThorton LLP

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 31, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of FutureFuel Corp. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statement of FutureFuel Corp. on Form S-8 (File No. 333-221457).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

March 31, 2025